Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Phio Pharmaceuticals Corp.

Marlborough, Massachusetts

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Amendment to Registration Statement of our report dated March 27, 2019, relating to the consolidated financial statements of Phio Pharmaceuticals Corp. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Boston, Massachusetts

September 25, 2019